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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Transocean Offshore Inc. for the registration of 110,000,000 ordinary shares and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements of Transocean Offshore Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                           Ernst & Young LLP



Houston, Texas
October 22, 1999